UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010 (May 14, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Agreement for the Sale of Xfone 018 Ltd.

On May 14, 2010, an agreement (the “Agreement”) was entered into between Xfone, Inc. (the “Registrant” or the “Company”), Newcall Ltd., the Company’s 26% minority interest partner (the “Minority Partner”) in the Company’s Israeli-based subsidiary, Xfone 018 Ltd. (“Xfone 018”), and Marathon Telecom Ltd. (“Marathon Telecom”), for the sale by the Company of its 69% interest in Xfone 018, and the sale by the Minority Partner of its 26% interest in Xfone 018 (collectively, the “Holdings”) to Marathon Telecom (the “Transaction”).  The entry into the Agreement follows the previously-disclosed non-binding memorandum of understanding (the “MoU”) which the parties had entered into on March 2, 2010.  Marathon Telecom and its directors have no affiliation with the Company.

The aggregate purchase price to be paid by Marathon in exchange for the interests in Xfone 018 is approximately $7,850,000, which represents a price for 100% of the interests in Xfone 018 free of any financial debt.  The financial debt of Xfone 018, excluding debt due to the Company, is approximately $1,100,000.  In connection with the Transaction, the Company will be repaid its debt, and will receive  69% of the net proceeds after all other financial debt of Xfone 018 has been paid.

The closing of the Transaction is subject to certain conditions and approvals, including, receipt of the approval of the Minister of Communications in Israel.  The Company’s Board of Directors approved the Agreement on May 13, 2010.

The Agreement was signed in Hebrew, and is currently in the process of being translated to English. The Registrant intends to file a Current Report on Form 8-K containing the translation of the Agreement once available.

Extension of Maturity Date

As previously reported, on December 10, 2009, the Company entered into a certain Loan Agreement (“Loan Agreement”) with Swiftnet Limited, the Company’s wholly owned United Kingdom subsidiary, as borrower (“Swiftnet”), Iddo Keinan, as lender and certain of the Company’s other subsidiaries, pursuant to which the lender agreed to extend to Borrower a loan in the amount of £860,044.58 ($1,471,108) (the “Loan”), with a maturity date of May 30, 2010.  In addition, the Loan Agreement contained a covenant that the Company would repay a certain credit facility it has with Bank Leumi (UK) Plc in the amount of £150,000 ($243,802) (the “Credit Facility”) no later than May 30, 2010.

Pursuant to agreement between the parties, the maturity date of the Loan and the date by which the Company is obligated to repay the Credit Facility have been extended from May 30, 2010 to July 31, 2010.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: May 14, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director